Exhibit 99.1

MindMed Files Preliminary Proxy Statement for 2023 Annual Meeting

Presents Highly Qualified Slate of Director Nominees, Including Five Incumbent Board Members and Highly Qualified, New Independent Candidate David W. Gryska

Highlights Significant Positive Momentum to Advance R&D Pipeline and Enhance Shareholder Value

Discloses FCM MM HOLDINGS’ Intent to Take Control of the Board through Nomination of Four Director Candidates

FCM’s Nominees Lack Relevant Industry Expertise and Experience to Drive Long-Term Shareholder Value

NEW YORK, April 18, 2023 – Mind Medicine (MindMed) Inc. (NASDAQ: MNMD), (NEO: MMED), (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, today announced that it has filed its preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”), which has not yet been scheduled.

In the preliminary proxy statement, MindMed sets forth its highly qualified slate of candidates for election to the Company’s Board of Directors (the “Board”) at the Annual Meeting. This group includes five incumbent directors – Carol A. Vallone, Andreas Krebs, Dr. Suzanne Bruhn, Dr. Roger Crystal and Chief Executive Officer Robert Barrow – as well as new candidate David W. Gryska. Mr. Gryska is a life sciences professional with over 35 years of experience as a senior financial executive, including as Chief Financial Officer of both Incyte (NASDAQ: INCY) and Celgene Corp. He currently serves as a board member at Seagen Inc. (NASDAQ: SGEN) and Forte Biosciences, Inc. (NASDAQ: FBRX). He previously served as a board member of GW Pharmaceuticals plc prior to its acquisition by Jazz Pharmaceuticals for $7.2 billion in 2021 and of Aerie Pharmaceuticals prior to its acquisition by Alcon for $750 million in 2022.

“The entire Board is committed to our mission of treating brain health disorders through the development of novel product candidates in order to benefit patients and deliver value for our shareholders,” said Carol Vallone, Chair of the Board. “We are confident we have the right leadership and strategic plan in place to advance and unlock the value of our proprietary product candidates while positioning MindMed for sustainable success. Our business has significant positive momentum – as evidenced by the recently announced positive topline data from a trial evaluating lysergide in the treatment of major depressive disorder.”

Ms. Vallone continued, “As we progress through a pivotal period for MindMed, with two key clinical readouts anticipated later this year, my fellow directors and I also look forward to welcoming Dave Gryska to the Board and believe his 35 years of experience in the biopharma industry, including his service as CFO of two S&P 500 companies, will be highly additive. Dave’s nomination further demonstrates our commitment to proactive director refreshment – as shown by our addition of four new independent directors over the past two years. In fact, if Dave is elected, the Board will have been fully refreshed since Rob was appointed interim CEO in June 2021. I would also like to express the Board’s gratitude to Brigid Makes, who notified us that she will not stand for re-election at the Annual Meeting, for her years of service through the early growth of the organization.”

“I’m delighted to be nominated to the Board of MindMed and believe the Company is uniquely positioned to successfully deliver transformative therapies to millions of patients suffering from brain health disorders,” said David W. Gryska. “The potential for this Company is significant and I firmly believe it has the right Board and management team to execute on its strategy. I look forward to working with this highly experienced, diligent and determined team at this critical point in the Company’s evolution.”

MindMed also disclosed in the preliminary proxy statement that FCM MM HOLDINGS, LLC (“FCM”), an entity affiliated with Jake Freeman, Scott Freeman and Chad Boulanger, has notified the Company of its intent to nominate a control slate of four candidates for election to the Board at the Annual Meeting and wage a proxy contest in opposition to the Board’s candidates. If FCM does, in fact, duly nominate these candidates and they are elected, the four FCM nominees would represent a majority of the Board. This would be tantamount to giving FCM control of MindMed without FCM paying a control premium and would permit FCM to significantly alter the Company’s current strategy and management team to the detriment of all shareholders.

Despite our differing views, consistent with the Board’s commitment to constructive shareholder engagement, members of the Board and management have met with Jake Freeman, Scott Freeman and Chad Boulanger numerous times since August 2022 in order to evaluate FCM’s perspectives on the Company and its strategic direction. Following these discussions, it has become abundantly clear that FCM does not understand MindMed’s business or the associated regulatory processes. MindMed’s Board and management are confident that the Company’s existing strategic plan is superior to the plan put forth by FCM.

Further, after careful consideration of FCM’s intended nominees, the Board has concluded that they do not – individually or collectively – possess relevant industry background or experience that would be additive, especially in comparison to the Board’s proposed slate of directors. As a result, the Board strongly believes that it is not in the best interests of all shareholders for any of FCM’s candidates to be elected.

However, in the interest of avoiding the significant cost and distraction of a proxy contest, the Board has made several constructive settlement proposals to FCM, including by offering to expand the Board to seven members and appoint a qualified independent director mutually agreed upon by FCM and the Company. FCM has rejected all of these offers, and most recently indicated that it would settle only in exchange for placing three representatives on our six-member Board.

MindMed’s Board is committed to delivering sustainable long-term value creation for all shareholders. Our Board has the requisite independence as well as business, financial, operating, regulatory and scientific backgrounds in the life sciences and pharmaceutical sectors to guide MindMed towards accomplishing its mission to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes.

The Company looks forward to continuing to communicate with shareholders as our Annual Meeting approaches. In the coming weeks, we will provide you with more information regarding the strength of our Board and management team, our strategy to deliver shareholder value and the potential for FCM and its nominees to damage that approach.

In the interim, we strongly urge you to discard any materials you may receive from FCM.

Cooley LLP and Osler, Hoskin & Harcourt LLP are serving as MindMed’s legal advisors.

David W. Gryska Biography

David W. Gryska is a seasoned and accomplished life sciences executive with more than 35 years of finance experience. Most recently, he served as Executive Vice President and Chief Financial Officer of Incyte Corporation (NASDAQ: INCY), an S&P 500 biopharmaceutical company, from 2014 to 2018. Prior to that, he was Senior Vice President and Chief Financial Officer of Celgene Corporation, later acquired by Bristol Myers Squibb (NYSE: BMY) in a $74 billion transaction. Mr. Gryska has served on the board of directors of Seagen Inc., a publicly traded biopharmaceutical company (NASDAQ: SGEN), since 2005, and the board of Forte Biosciences, Inc., a publicly traded biopharmaceutical company (NASDAQ: FBRX), since 2023.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

For Media:

media@mindmed.co

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For Investors:

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Michael Verrechia / Eric Kamback

MNMD@investor.morrowsodali.com

Cautionary Notes and Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release includes, but is not limited to, statements regarding the potential benefits and development of the Company’s product candidates, the strengths and benefits of the Company’s strategic plan; and the expected impact and results of the Company’s corporate governance practices, including of the Company’s director nominees. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; lack of product revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under headings such as “Special Note Regarding Forward-Looking Statements,” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the SEC on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this news release as a result of new information, future events, changes in expectations or otherwise.

Additional Information and Where to Find It

MindMed has filed with the SEC and Canadian securities regulatory authorities a preliminary proxy statement on Schedule 14A (the “proxy statement”), containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for MindMed’s Annual Meeting. The proxy statement is in preliminary form and MindMed intends to file and mail a definitive proxy statement to shareholders of MindMed. Details concerning the nominees of MindMed’s Board for election at MindMed’s Annual Meeting are included in the proxy statement. This news release is not a substitute for any proxy statement or other document that MindMed has filed or may file with the SEC and Canadian securities regulatory authorities in connection with any solicitation by MindMed.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD) FILED BY MINDMED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDMED AND ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC and Canadian securities regulatory authorities by MindMed free of charge through the website maintained by the SEC at www.sec.gov or through the Company’s profile on SEDAR at www.sedar.com. Copies of the documents filed by MindMed are also available free of charge by accessing MindMed’s website at www.mindmed.co.

Participants in the Solicitation

This news release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC and Canadian securities regulatory authorities. Nonetheless, MindMed, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by MindMed. Information about MindMed’s executive officers and directors and other participants in the solicitation, including their respective interests, by security holders or otherwise, is available in MindMed’s preliminary proxy statement on Schedule 14A for its Annual Meeting, which was filed with the SEC and Canadian securities regulatory authorities on April 18, 2023, and will be included in MindMed’s definitive proxy statement, once available. To the extent holdings of MindMed securities reported in the proxy statement for the Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and through the Company’s profile on SEDAR at www.sedar.com.